UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2025

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On November 16, 2025, Duos Technologies Group, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Leah F. Brown, the Company’s Chief Financial Officer. The Agreement is for a three-year term (the “Initial Term”) and shall be automatically extended for additional terms of successive one-year periods (the “Additional Term”) unless the Company or Ms. Brown gives at least 60 days written notice of non-renewal prior to the expiration of the Initial Term or the applicable Additional Term. Ms. Brown receives a base salary at the annual rate of $250,000, subject to annual review. Ms. Brown is also eligible for an annual performance bonus of up to 80% of her base salary in accordance with criteria, including but not limited to revenue targets, profitability, and other performance indicators, as recommended by the Chief Executive Officer and accepted by the Board of Directors as part of the Company’s Annual Strategic Plan. Under the Agreement, Ms. Brown received a grant of 150,000 restricted shares of the Company’s common stock under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”). The award is subject to a three-year cliff vesting schedule, with full vesting on December 31, 2028, subject to continued employment through that date. The shares may also be forfeited for other events specified in the equity award agreement. Vesting of the restricted shares will accelerate in the event of a change of control, death or disability, termination without cause, or resignation for good reason. The Agreement may be terminated with or without cause and by Ms. Brown for good reason. As a full-time employee of the Company, Ms. Brown is eligible to participate in all of the Company’s benefit programs.

The foregoing description of the Agreement and the equity award agreement does not purport to be complete and is qualified by reference to the Agreement and the equity award agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, made and entered into as of November 16, 2025, between Duos Technologies Group, Inc. and Leah F. Brown
10.2	Equity Award Agreement, made and entered into as of November 16, 2025, between Duos Technologies Group, Inc. and Leah F. Brown
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: January 27, 2026	By:	/s/ Charles P. Ferry
Charles P. Ferry Chief Executive Officer